UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2016

DSG GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000- 53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 - 5455 152nd Street, Surrey, British Columbia, Canada	V3S 5A5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 575-3848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management. Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

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Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2016, we entered into a securities purchase agreement with Coastal Investment Partners (the “SPA”). Pursuant to the SPA, Coastal Investment Partners provided us with cash proceeds of $125,000 on November 10, 2016. In exchange, we issued a secured convertible promissory note in the principal amount of $138,888.89 (the “$138,888.89 Note”), inclusive of an 8% original issue discount, which bears interest at 8% per annum to the holder. The $138,888.89 Note matures six months from issuance and is convertible at the option of the holder into our common shares at a price per share that is the lower of $0.12 or the closing price of our common stock on the conversion date.

In connection with the SPA, we also issued to Coastal Investment Partners a secured convertible promissory note in the principal amount of $72,500 (the “$72,500 Note”), inclusive of an 8% original issue discount, which bears interest at 8% per annum to the holder. The $72,500 Note matures six months from issuance and is convertible at the option of the holder into our common shares at a price per share that is the lower of $0.12 or the closing price of our common stock on the conversion date.

Under the $72,500 Note, we have the right to redeem a $62,500 portion of the $72,500 Note in consideration of $1 at any time prior to the maturity date in the event that the $138,888.89 Note is exchanged or converted into a revolving credit facility with Coastal Investment, whereupon the $10,000 balance of the $72,500 Note shall be rolled into such credit facility.

In connection with the SPA, we also issued to Coastal Investment Partners a convertible promissory note in the principal amount of $50,000 (the “$50,000 Note”), inclusive of an 8% original issue discount, which bears interest at 8% per annum to the holder. The $50,000 Note matures six months from issuance and is convertible at the option of the holder into our common shares at a price per share that is the lower of $0.12 or the closing price of our common stock on the conversion date. In the event that the Company does not file the Registration Statement (as defined in the Purchase Agreement) within 30 calendar days of the date of the Purchase Agreement, then the principal amount of this Note shall automatically increase by $25,000. In the event that the Registration Statement is not declared effective by the SEC within 120 calendar days of the date of the Purchase Agreement, then the principal amount of this Note shall automatically increase by an additional $25,000.There is no guarantee that we will agree on terms for the Equity Purchase Agreement or even if we do so agree that the Registration Statement to register shares called for by that agreement will be declared effective.

The $138,888.89 Note is secured against our assets and the assets of our subsidiary, DSG TAG Systems International, Ltd. pursuant to a Security Agreement dated November 7, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities under the SPA pursuant to Section (a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated November 7, 2016 with Coastal Investment Partners.

10.2	Subsidiary Guarantee dated November 7, 2016 with Coastal Investment Partners.

10.3	Security Agreement dated November 7, 2016 with Coastal Investment Partners.

10.4	$138,888.89 Secured Convertible Note dated November 7, 2016 issued to Coastal Investment Partners.

10.5	$72,500 Secured Convertible Note dated November 7, 2016 issued to Coastal Investment Partners.

10.6	$50,000 Convertible Note dated November 7, 2016 issued to Coastal Investment Partners.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

By:	/s/ Robert Silzer
Robert Silzer
President, CEO and Director

Date: November 22, 2016

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